Exhibit 99.1

Crescent Energy Company Announces Public Offering of Class A Common Stock

September 6, 2023

HOUSTON —(BUSINESS WIRE)— Crescent Energy Company (“Crescent” or the “Company”) (NYSE: CRGY) today announced the commencement of an underwritten public offering of 10,000,000 shares of its Class A common stock, par value $0.0001 per share (“Class A common stock”), pursuant to an effective shelf registration statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Company intends to use the net proceeds it receives from the offering to fund a portion of the purchase price for the recently announced acquisition of certain interests in oil and gas properties, rights and related assets primarily located in Dimmit and Webb Counties, Texas (the “Acquisition”), which is expected to close in September 2023, subject to customary closing conditions. The Acquisition is not contingent upon the completion of this offering, and this offering is not contingent upon the completion of the Acquisition. If the Acquisition is not completed, proceeds of this offering will be used for general corporate purposes.

The Company expects to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Class A common stock at the public offering price, less the underwriting discounts and commissions.

Wells Fargo Securities, LLC, KKR Capital Markets LLC, Evercore Group L.L.C. and Raymond James & Associates, Inc. are serving as joint book-running managers for the offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The proposed offering will be made only by means of a prospectus and a prospectus supplement. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering and final prospectus supplement, when available, may be obtained from: Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001 by calling toll free 1-800-326-5897 or email a request to cmclientsupport@wellsfargo.com, KKR Capital Markets LLC, 30 Hudson Yards, New York, New York 10001 or by telephone at (212) 750-8300, Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at 1-888-474-0200 or by email at ecm.prospectus@evercore.com or Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, by telephone at (800) 248-8863 or by email at prospectus@raymondjames.com or by accessing the SEC’s website at www.sec.gov.

The offering is being conducted pursuant to the Registration Statement, previously declared effective by the SEC on January 19, 2023, and corresponding prospectus. A preliminary prospectus supplement thereto has been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of Class A common stock or any other securities, nor shall there be any sale of such shares of Class A common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Crescent Energy Company

Crescent Energy Company is a U.S. independent energy company with a portfolio of assets in basins across the lower 48 states.

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. These forward-looking statements include any statements regarding the proposed offering of Class A common stock and the Acquisition. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth in the Company’s filings with the SEC, including the Registration Statement, its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Any forward-looking statement in this press release speaks only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Emily Newport

IR@crescentenergyco.com

Source: Crescent Energy